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                                  EXHIBIT 10.17
                                  -------------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAS BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS. THIS INSTRUMENT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS NOTE AGREES THAT IT/HE/SHE WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED (UNLESS THIS NOTE IS TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

                         NON-NEGOTIABLE PROMISSORY NOTE
                         ------------------------------

April 16, 2003                                              $153,000.00

     ORA/METRO INCorporated ("OBLIGOR"), a New York corporation, for value received, hereby promises to pay to DEAN THOMPSON ("HOLDER," and collectively with Obligor, the "PARTIES" and each a "PARTY") the principal sum of One Hundred Fifty-Three Thousand Dollars ($153,000.00), together with interest as provided below, in such currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

     The outstanding principal balance of this Note shall (except as otherwise provided herein) bear interest accruing from the date hereof to the date this Note shall have been repaid in full at the rate of five percent (5%) per annum.

     1.   Payments of Principal and Interest.

          (a) Commencing with the first Month (as hereinafter defined) that commences at least fifteen (15) days after the date hereof, on the first Business Day (as hereinafter defined) of each Month Obligor will pay Holder (a) all interest accrued but unpaid through such Business Day and (b) with respect to the outstanding principal amount of this Note, two thousand five hundred dollars ($2,500) or, if less, the then outstanding principal amount of this Note.

          (b) Notwithstanding anything contained herein to the contrary, no interest shall accrue or be payable during or with respect to any Month if the Adjusted EBIDTA (as hereinafter defined) for the Fiscal Year that includes such Month is less than zero dollars ($0.00) and, if any amount has been paid on or with respect to interest accrued for or during such Month, such amount shall be deemed paid as a reduction of the outstanding principal amount of this Note.

          (c) Obligor may, at its option at any time and from time to time, prepay all or any portion of this Note, without premium or penalty.

          (d) Any payment made on or with respect to this Note shall be applied first to accrued but unpaid interest, with the balance of any payment to be applied in reduction of the outstanding principal amount of this Note, subject, however, to Section 1(b) above.

          (e) As used herein, the following terms shall have the following respective meanings:

          "ADJUSTED EBITDA" for any period means the net earnings of Obligor (on a consolidated basis with its subsidiaries, if any) for such period, before any deduction for interest, taxes, depreciation and amortization and before deducting corporate overhead or other expenses allocated to Obligor by any Parent (as hereinafter defined), but after deducting (A) the aggregate amount of all capital expenditures (including, without limitation, pursuant to any capital or capitalized lease) made or required to be made by Obligor (or any of its subsidiaries) during such period and (B) any debt service paid or required to be paid during


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          such period by Obligor (or any of its subsidiaries), including, without limitation, pursuant to this Note, in each case as determined in accordance with generally accepted accounting principles.

          "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions are required or authorized to be closed in the State of New York.

          "FISCAL YEAR" means any twelve consecutive month period beginning February 1 (provided, however, that the first Fiscal Year shall commence on the date of this Note and shall end on January 31, 2004).

          "MONTH" means any calendar month.

          "PARENT" means any Person that owns of record a majority of the outstanding capital stock of Obligor.

          "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, business trust, association or other business entity of any type or nature.

2. Events of Default and Remedies. Each of the following events shall constitute an event of default (an "EVENT OF DEFAULT") under this Note:

          (a) Obligor shall have defaulted in the payment of all or any part of the principal or interest due under or pursuant to this Note as and when the same shall become due and payable, and such default shall have continued for ten
(10) days after Obligor and Parent (if there be one) shall have received from Holder written notice of such default and demand for its cure;

          (b) Obligor, pursuant to or within the meaning of Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, "BANKRUPTCY LAW") shall have (i) commenced a voluntary case or proceeding, (ii) consented to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consented to the appointment of a custodian of it or for all or substantially all of its property, (iv) made a general assignment for the benefit of its creditors or (v) admitted in writing its inability generally to pay its debts as the same become due;

          (c) a court of competent jurisdiction shall have entered an order or decree under any Bankruptcy Law that: (i) is for relief against Obligor in an involuntary case, (ii) appoints a custodian of Obligor or for all or substantially all of the property of Obligor or (iii) orders the liquidation of Obligor, and in any such case such order or decree shall not have been withdrawn, dismissed or stayed for sixty (60) days;

          (d) Holder's employment under his Employment Agreement, dated as of even date herewith, with Obligor shall have been terminated by Obligor other than (i) for "Cause" or (ii) on account of a "Disability" (as those terms are used in such Employment Agreement) and Obligor shall not elect to reinstate Holder as an employee and President of Obligor as provided for in Section 14.5 of such Employment Agreement;

          (e) Holder's employment under the aforesaid Employment Agreement shall have been terminated by Holder for "Good Reason" (as that term is used in such Employment Agreement) and either (i) the events, conditions or circumstances that gave rise to such termination are not cured within the period provided for in Section 14.5 of such Employment Agreement or (ii) Obligor shall not elect to reinstate Holder as an employee and President of Obligor as provided for in
Section 14.5 of such Employment Agreement; and

          (f) Obligor shall have defaulted with respect to any indebtedness in an amount in excess of one million dollars ($1,000,000), which default has resulted in the acceleration of such indebtedness, and such indebtedness shall not have been paid, or such acceleration rescinded, within forty-five (45) days.

     If an Event of Default shall have occurred and be continuing, Holder, by notice in writing to Obligor (the "ACCELERATION NOTICE"), may declare the principal hereunder and all accrued and unpaid interest hereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable; provided, however, that, if an Event of Default specified in Section 2(b) or 2(c) above shall have occurred, the principal hereunder

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and all accrued and unpaid interest hereon shall become and be immediately due and payable without any declaration or other act on the part of Holder.

     If any Event of Default shall have occurred, Obligor shall reimburse Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred by Holder in collecting or otherwise enforcing this Note.

     3. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided by law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     No delay or omission of Holder to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and except as otherwise provided by law, every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by Holder.

     4. Waiver of Past Defaults. Holder may waive in writing any past default or Event of Default hereunder and its consequences. In the case of any such waiver, Obligor and Holder shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall (except as otherwise provided in writing signed by Holder) extend to any subsequent or other default or impair any right consequent thereon.

     5. Modification of Note. This Note may not be amended or otherwise modified except as provided in writing signed by Obligor and Holder and by Parent (if there is one).

     6. Notices. All notices and other communications required or provided for hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by telecopier, by recognized overnight courier service or by registered or certified mail (postage prepaid and return receipt requested) to the intended Party at the following applicable address (or at such other address for such Party as shall be specified by like notice given by such Party to the other Party):

         If to Obligor:                   ORA/Metro Incorporated
                                          c/o National Auto Credit, Inc.
                                          555 Madison Avenue, 29th Floor
                                          New York, New York 10022
                                          Attn: James McNamara
                                          FAX:  (212) 644-7070

             With a copy to:              Reed Smith LLP
                                          599 Lexington Avenue, 29th Floor
                                          New York, New York  10022
                                          Attn:  Herbert F. Kozlov, Esq.
                                          FAX: (212) 521-5450

             If to Holder:                Dean Thompson
                                          65 Fort Hill Circle
                                          Staten Island, New York  10301
                                          FAX: (212) 696-9546

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             With a copy to:              Steven B. Peri, Esq.
                                          Peri & Stewart, L.L.C.
                                          108 Baker Street
                                          Maplewood, New Jersey  07040
                                          FAX: (973) 762-5801

All such notices and other communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) Business Days after being deposited in the mail, postage prepaid, if delivered by mail; the next Business Day, if sent by recognized overnight courier service; and when receipt acknowledged, if telecopied; provided, however, notice to a Party's attorney shall not constitute notice to such Party.

     7. Interpretation. The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of this Note. References to Sections (or any other subdivision) in this Note refer, unless otherwise stated, to sections (or any other subdivision) of this Note. When used in this Note, words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Note as a whole, and not to any particularly section or other subdivision hereof. As used in this Note, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires. This Note is the product of mutual negotiations by the Parties; and no Party shall be deemed the draftsperson of this Note or any provision hereof or to have provided same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Note, such inconsistency or ambiguity shall not be interpreted against any particular Party.

     8. Integration. This Note constitutes the entire agreement, and supersedes all other prior agreements, representations, warranties and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

     9. Waiver of Jury Trial; Consent to Jurisdiction. EACH OF THE PARTIES EXPRESSLY WAIVES ITS OR HIS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY SUIT, LITIGATION OR OTHER JUDICIAL PROCEEDING REGARDING THIS NOTE OR ANY DISPUTE HEREUNDER OR RELATING HERETO. This Note shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly within that State without giving effect to the choice or conflict of laws principles or provisions thereof. Each of the Parties agrees that any dispute under or with respect to this Note shall (subject to Section 10 below) be determined before the state or federal courts situated in the City, County and State of New York, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and each of the Parties hereby irrevocably submits to the jurisdiction of such courts. Each Party hereby agrees not to raise any defense or objection, under the theory of forum non conveniens or otherwise, with respect to the jurisdiction of any such court. In addition to such other method as may available under applicable law, each Party agrees that any summons, complaint or other papers or process in connection with any such dispute (including any dispute contemplated by Section 10 below) may be served on it or him in the same manner in which a Notice may be given to it or him pursuant to Section 6 above.

     10. Dispute Resolution and Arbitration.

     (a) Subject to clause (c) below, if any dispute arises between the Parties regarding or relating to this Note, then, IN LIEU OF LITIGATION, the Parties consent and agree to resolve such dispute through mandatory arbitration under the Commercial Rules of the American Arbitration Association (the "AAA"), before a single, independent arbitrator (which arbitrator shall, subject to clause (b) below, be a retired judge of any Federal Court or a retired judge who has

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served as a judge in civil proceedings in New York at the Supreme Court level or on a more senior court in the State of New York). Any such arbitrator shall be selected by mutual agreement of the parties to such arbitration, but in the event such parties cannot agree upon the selection of such arbitrator, the AAA located in New York City shall appoint such arbitrator in accordance with the commercial arbitration rules of the AAA. Any arbitration proceeding contemplated hereunder shall be conducted in New York City, New York. The Parties consent to the entry of judgment upon award rendered by the arbitrator in any court of competent jurisdiction. Without limiting the generality or scope of the foregoing, all disputes under or with respect to this Note shall be subject to arbitration as herein provided, which disputes may include, without limitation, any claim or dispute with respect to (i) the enforceability of this Note (or any provision hereof or thereof), (ii) whether this Note was induced by fraud or coercion and (iii) whether any Party is entitled to rescission or any other remedy.

     (b) Notwithstanding the foregoing, however, should adequate grounds exist for seeking immediate injunctive or other equitable relief hereunder, either Party may seek and obtain such relief through a judicial proceeding or action in accordance with Section 9 above, provided that, upon obtaining such relief, any further proceeding in such judicial proceeding or action (exclusive of any appeal) shall be stayed pending the resolution of the arbitration proceedings called for in this Section 10.

     (c) With respect to any arbitration contemplated by this Section 10, each Party shall (except as otherwise agreed to in writing by the Parties), bear its or his own costs; however, any fees assessed by the AAA shall be allocated by the arbitrator in his or her sole discretion.

     11. Waiver of Notices; Construction. To the fullest extent permitted by law, Obligor hereby waives (except to the extend herein provided for) presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and assents to extensions of the time of payment or forbearance or other indulgence without notice. The Section headings herein are for convenience only and shall not affect the construction hereof.

     12. Assignment. Except with the prior written consent of Obligor and NAC, this Note may not be assigned by Holder, and any attempt to do so shall be null and void and of no force or effect.

     13. Miscellaneous. The terms and provisions of this Note are severable, and if any term or provision shall be determined to be superseded, illegal, invalid or otherwise unenforceable in whole or in part pursuant to applicable law by a governmental authority having jurisdiction, that determination shall not in any manner impair or otherwise affect the validity, legality or enforceability of that term or provision in any other jurisdiction or any of the remaining terms and provisions of this Note in any jurisdiction. This Note constitutes the entire agreement with respect to the subject matter hereof and supersedes all other prior or contemporaneous agreements and understandings, both written and oral, with respect to such subject matter. This Note shall be binding upon and enforceable against Obligor and Obligor's successors and assigns and shall inure to the benefit of and be enforceable by Holder and Holder's heirs, beneficiaries, executors, representatives, successors and permitted assigns. This Note is not intended to confer any rights or remedies hereunder upon any Person other than Holder and Holder's heirs, beneficiaries, executors, representatives, successors and permitted assigns. If any payment on this Note becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day.

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     IN WITNESS WHEREOF, Obligor has caused this instrument to be duly executed and delivered as of the date first set forth above.

                                               ORA/METRO INCORPORATED



                                               By:____________________________
                                               Name:
                                               Title:


Accepted and Agreed to:

------------------------
DEAN THOMPSON







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